ENDORSEMENT
--------------------------------------------------------------------------------


ENDORSED ON THIS POLICY AS OF ITS DATE OF ISSUE:

     The "RIGHT TO EXAMINE POLICY" provision on the front cover is deleted and replaced by the following:

     RIGHT TO EXAMINE POLICY. YOU MAY EXAMINE THIS POLICY AND IF FOR ANY REASON YOU ARE NOT SATISFIED WITH IT, YOU MAY CANCEL IT BY RETURNING THE POLICY WITH A WRITTEN REQUEST FOR CANCELLATION TO OUR ADMINISTRATIVE OFFICE BY THE 10TH
  DAY AFTER YOU RECEIVE IT. IF YOU DO THIS, WE WILL (1) REINSTATE THE POLICY THAT YOU SURRENDERED FOR THIS POLICY AS OF THE DATE OF THE EXCHANGE; AND (2) REFUND ANY PREMIUM PAYMENTS YOU MADE FOR THIS POLICY SUBSEQUENT TO THE DATE OF EXCHANGE.


                    EQUITABLE VARIABLE LIFE INSURANCE COMPANY



 /s/ Molly K. Heines                                 /s/ Joseph J. Melone

     Molly K. Heines                                   Joseph J. Melone
Vice President & Secretary                    Chairman & Chief Executive Officer


S.93-213KS